Exhibit 99.1

SEGMENT REPORTING CHANGES
This document provides recast segment financial information for 2020 and 2019 to reflect the following:
In the first quarter of 2021, AMC Networks (the "Company" or "our") changed its presentation of operating segments, reflecting a reorganized operating structure focused on a multi-platform distribution approach to content monetization. The Company's streaming services and IFC Films, previously included in the International and Other segment, are now included within the Domestic Operations segment (formerly referred to as the National Networks segment). In addition, certain corporate overhead costs are no longer allocated to the operating segments. These changes have no effect on the Company's consolidated financial statements or results of operations.
The new reporting structure consists of the following two operating segments:
•Domestic Operations: Includes activities of our five national programming networks, our streaming services, our AMC Studios operation, IFC Films and AMC Broadcasting & Technology. Our national programming networks are AMC, WE tv, BBC AMERICA, IFC, and SundanceTV. Our streaming services consist of our targeted subscription streaming services (Acorn TV, Shudder, Sundance Now, and ALLBLK), AMC+ and other streaming initiatives. Our AMC Studios operation produces original programming for our programming networks and also licenses such programming worldwide. IFC Films is our film distribution business and AMC Networks Broadcasting & Technology is our technical services business, which primarily services most of the national programming networks.
•International and Other: Includes AMC Networks International ("AMCNI"), our international programming businesses consisting of a portfolio of channels around the world and 25/7 Media (formerly Levity), our production services business.

SUMMARY OF RECAST SEGMENT RESULTS
The following is a summary of segment revenues, operating income (loss), and adjusted operating income (loss) presented under the new segment reporting structure for the periods presented:

	Year Ended	Quarter Ended				Year Ended
	December 31, 2019	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	December 31, 2020
Revenue
Domestic Operations	$2,563,250	$611,893	$562,932	$546,865	$659,711	$2,381,401
International and Other	527,916	124,828	90,682	111,398	126,322	453,230
Inter-segment Eliminations	(30,845)	(2,346)	(7,323)	(4,248)	(5,758)	(19,675)
	$3,060,321	$734,375	$646,291	$654,015	$780,275	$2,814,956

Operating Income (Loss)
Domestic Operations	$884,054	$224,601	$217,586	$179,259	$113,425	$734,871
International and Other	(83,948)	4,361	(125,562)	3,061	8,775	(109,365)
Corporate / Inter-segment Eliminations	(174,829)	(55,992)	(43,222)	(42,843)	(40,805)	(182,862)
	$625,277	$172,970	$48,802	$139,477	$81,395	$442,644

Adjusted Operating Income(1)
Domestic Operations	$986,331	$241,033	$236,353	$205,614	$144,954	$827,954
International and Other	67,336	17,843	15,583	8,917	6,382	48,725
Corporate / Inter-segment Eliminations (2)	(109,677)	(36,422)	(26,658)	(29,040)	(17,948)	(110,068)
	$943,990	$222,454	$225,278	$185,491	$133,388	$766,611

(1)     Adjusted Operating Income (AOI) is the primary financial measure the Company uses to evaluate segment performance. Since AOI is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similar measures with similar titles used by other companies. See below for a reconciliation of operating income (loss) to AOI.

(2)    Corporate overhead costs include such costs as executive salaries and benefits, costs of maintaining corporate headquarters, facilities and common support functions (such as human resources, legal, finance, strategic planning and information technology).
Inter-segment eliminations are primarily licensing revenues recognized between the Domestic Operations and International and Other segments.

The following tables present the Company's operating results and a reconciliation to segment AOI under the new segment reporting structure for the periods presented:

Domestic Operations

	Year Ended	Quarter Ended				Year Ended
(unaudited, in thousands)	December 31, 2019	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	December 31, 2020
Revenue:
Advertising	$904,253	$213,226	$187,434	$164,178	$236,639	$801,477
Distribution and other	1,658,997	398,667	375,498	382,687	423,072	1,579,924
	2,563,250	611,893	562,932	546,865	659,711	2,381,401
Operating expenses:
Technical and operating (excluding depreciation and amortization)	1,199,159	263,348	235,335	260,330	371,153	1,130,166
Selling, general and administrative	409,878	111,512	97,506	87,025	146,801	442,844
Depreciation and amortization	41,299	10,950	11,301	15,799	12,524	50,574
Restructuring and other related charges	28,860	1,482	1,204	4,452	15,808	22,946
Total operating expenses	1,679,196	387,292	345,346	367,606	546,286	1,646,530
Operating income	884,054	224,601	217,586	179,259	113,425	734,871
Share-based compensation expense (benefit)	26,153	2,724	4,844	4,437	(1,400)	10,605
Depreciation and amortization	41,299	10,950	11,301	15,799	12,524	50,574
Restructuring and other related charges	28,860	1,482	1,204	4,452	15,808	22,946
Majority-owned equity investees AOI	5,965	1,276	1,418	1,667	4,597	8,958
Adjusted operating income	$986,331	$241,033	$236,353	$205,614	$144,954	$827,954

International and Other

	Year Ended	Quarter Ended				Year Ended
(unaudited, in thousands)	December 31, 2019	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	December 31, 2020
Revenue:
Advertising	$89,659	$19,364	$14,810	$18,924	$21,241	$74,339
Distribution and other	438,257	105,464	75,872	92,474	105,081	378,891
	527,916	124,828	90,682	111,398	126,322	453,230
Operating expenses:
Technical and operating (excluding depreciation and amortization)	332,241	80,136	54,190	77,356	88,999	300,681
Selling, general and administrative	132,884	27,458	21,818	26,044	31,492	106,812
Depreciation and amortization	34,983	8,896	7,563	4,937	5,069	26,465
Impairment and other charges (credits)	106,603	—	130,411	—	(8,184)	122,227
Restructuring and other related charges	5,153	3,977	2,262	—	171	6,410
Total operating expenses	611,864	120,467	216,244	108,337	117,547	562,595
Operating income (loss)	(83,948)	4,361	(125,562)	3,061	8,775	(109,365)
Share-based compensation expense	4,545	609	909	919	551	2,988
Depreciation and amortization	34,983	8,896	7,563	4,937	5,069	26,465
Impairment and other charges	106,603	—	130,411	—	(8,184)	122,227
Restructuring and other related charges	5,153	3,977	2,262	—	171	6,410
Adjusted operating income	$67,336	$17,843	$15,583	$8,917	$6,382	$48,725

Corporate / Inter-segment Eliminations

	Year Ended	Quarter Ended				Year Ended
(unaudited, in thousands)	December 31, 2019	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	December 31, 2020
Revenue:
Advertising	$(79)	$—	$—	$—	$—	$—
Distribution and other	(30,766)	(2,346)	(7,323)	(4,248)	(5,758)	(19,675)
	(30,845)	(2,346)	(7,323)	(4,248)	(5,758)	(19,675)
Operating expenses:
Technical and operating (excluding depreciation and amortization)	(24,415)	575	(7,023)	(3,869)	(18,939)	(29,256)
Selling, general and administrative	136,682	45,680	35,840	35,698	41,946	159,164
Depreciation and amortization	24,816	6,884	7,041	6,812	6,830	27,567
Restructuring and other related charges	6,901	507	41	(46)	5,210	5,712
Total operating expenses	143,984	53,646	35,899	38,595	35,047	163,187
Operating loss	(174,829)	(55,992)	(43,222)	(42,843)	(40,805)	(182,862)
Share-based compensation expense	33,435	12,179	9,482	7,037	10,617	39,315
Depreciation and amortization	24,816	6,884	7,041	6,812	6,830	27,567
Restructuring and other related charges	6,901	507	41	(46)	5,210	5,712
Cloud computing amortization	—	—	—	—	200	200
Adjusted operating loss	$(109,677)	$(36,422)	$(26,658)	$(29,040)	$(17,948)	$(110,068)